UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 13, 2006
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Date of Report (Date of earliest event reported)

NationsHealth, Inc.
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(Exact name of Registrant as specified in its Charter)

Delaware	000-50348	06-1688360
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13650 N.W. 8th Street, Suite 109
Sunrise, Florida 33325
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(Address of Principal Executive Offices)

(954) 903-5000
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Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On September 13, 2006, NationsHealth, Inc. (the “Company”) and its wholly-owned subsidiary, United States Pharmaceutical Group, L.L.C. (“USPG”), entered into an Agreement of Termination (“Agreement”) with Becton, Dickinson and Company (“BD”), pursuant to which, among other things, the parties agreed to terminate the Medical Benefit Distribution Agreement, between BD and USPG, dated as of October 1, 2003, as amended (the “Distribution Agreement”). Pursuant to the Agreement, the Company agreed to make a payment of $4,375,000 to BD, in immediately available funds, in full satisfaction of the approximately $5,485,000 due to BD under the Distribution Agreement. As a result of the Agreement, the Company and USPG have no obligation to purchase additional products from BD pursuant to the Distribution Agreement.

A copy of the Agreement is attached hereto as Exhibit 99.1, and is incorporated by reference in its entirety, as though fully set forth herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Agreement of Termination, dated as of September 13, 2006, by and among NationsHealth, Inc., United States Pharmaceutical Group, L.L.C. and Becton, Dickinson and Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.

Date: September 13, 2006	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer